Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On February 21, 2008, Claimsnet.com inc. (“Claimsnet”) filed a Form 8-K to report that on February 20, 2008 Claimsnet completed the acquisition of substantially all of the assets of Acceptius, Inc. (“Acceptius”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) dated February 20, 2008 (the “Acquisition”). In addition, Claimsnet acquired certain specified liabilities associated with the Acceptius business pursuant to the Purchase Agreement. This Form 8-K/A is being filed to provide the required financial statements and pro forma financial information relating to the Acquisition as required by Item 9.01 of Form 8-K.

Under the terms of the Purchase Agreement, Claimsnet paid Acceptius cash consideration of $25,000 and issued to Acceptius 1,700,000 restricted shares of its common stock, par value $0.001 per share. Claimsnet will pay Acceptius an additional $5,000 within the six months following February 20, 2008. The acquisition has been accounted for under the purchase method of accounting.

The following unaudited pro forma combined financial statements are based on Claimsnet’s historical financial statements and Acceptius’s historical financial statements adjusted to give effect to the Acquisition on February 20, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 is presented as if the acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on December 31, 2007. These pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements included herein; and

•	Separate audited financial statements of Claimsnet as of and for the year ended December 31, 2007, included in its annual report on Form 10-KSB for the year ended December 31, 2007; and

•	Separate audited historical financial statements of Acceptius, Inc. as of and for the year ended December 31, 2007, included herein.

Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities acquired based on their respective fair values as of December 31, 2007. There were no material changes in the fair values of the assets and liabilities from December 31, 2007 to February 20, 2008. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities acquired will be recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. In particular, direct transaction costs may differ from our estimate. Claimsnet’s management has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of December 31, 2007. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities acquired as well as the impact of actual transaction costs.

The pro forma information is being furnished pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the purchase price are based on Claimsnet management’s estimates of the fair value of the assets acquired and liabilities acquired in the Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet
at December 31, 2007
(In thousands)

	Historical		Pro Forma
Claimsnet		Acceptius	Adjustments	Combined
			(Note 3)
Assets
Cash and cash equivalents	$98	$6	$(27)	(1)	$77
Accounts receivable, net	255	87	(87)	(2)	255
Prepaid expenses and other current assets	22	5	(5)	(3)	22
Property and equipment, net	109	16	10	(4)	135
Goodwill	—	—	137	(5)	137

Total assets	$484	$114	$28		$626

Liabilities and stockholders’ deficit
Accounts payable	$136	$45	(51)	(6) $130
Accrued liabilities	238	194	(165)	(7) 267
Deferred revenue	58	—	—		58
Other liabilities	83	—	—		83
Notes payable	1,505	—	—		1,505

Total liabilities	2,020	239	(216)		2,043
Stockholders’ deficit:
Common stock and additional paid in capital	43,205	9,874	(9,755)	(8)	43,324
Accumulated deficit	(44,741)	(9,999)	9,999	(8)	(44,741)

Total stockholders’ deficit	(1,536)	(125)	244		(1,417)
Total liabilities and stockholders’ deficit	$484	$114	$28		$626

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2007
(In thousands, except per share amounts)

	Historical		Pro Forma
Claimsnet		Acceptius	Adjustments		Combined
			(Note 3)
Revenues	$1,648	$635	$(66)	(9)	$2,217
Cost of revenues	1,156	378	(66)	(9)	1,468

Gross profit	492	257	—		749

Operating expenses:
Research and development	3	—	—		3
Impairment of software	57	—	—		57
Selling, general and administrative	780	412	—		1,192

Total operating expenses	840	412	—		1,252

Operating loss	(348)	(155)	—		(503)
Interest expense — related party	(73)	—	—		(73)
Interest expense	(36)	—	—		(36)

Net loss	$(457)	$(155)	$—		$(612)

Basic and diluted net loss per share:	$(0.02)				$(0.02)

Shares used in computing net loss per share – basic and diluted	26,050				27,750

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of December 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 are based on the historical financial statements of Claimsnet and Acceptius after giving effect to the Acquisition and the assumptions and adjustments described in these notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is being furnished pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of SEC Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on estimates and assumptions set forth in the notes to such information. It does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the consideration are based on Claimsnet management’s estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition.

The following unaudited pro forma combined financial statements are based on Claimsnet’s historical financial statements and Acceptius’s historical financial statements adjusted to give effect to the Acquisition on February 20, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 is presented as if the Acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on December 31, 2007.

2. The Acquisition
On February 20, 2008 Claimsnet entered into and consummated the Purchase Agreement with Acceptius, pursuant to which Claimsnet agreed to acquire substantially all of the assets of Acceptius for cash and stock consideration. In addition, Claimsnet assumed certain specified liabilities associated with the Acceptius business pursuant to the Purchase Agreement. The Acquisition was completed on February 20, 2008.

Under the terms of the Purchase Agreement, Claimsnet paid cash consideration of $25,000 and issued 1,700,000 restricted shares of its common stock, par value $0.001 per share. Claimsnet will pay Acceptius an additional $5,000 within six months following February 20, 2008. The Acquisition has been accounted for under the purchase method of accounting.

The following table summarizes the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements:

Cash paid	$25,000
Cash to pay in six months	5,000
Stock issued (fair market value $0.07 per share)	119,000
Direct transaction costs	29,000

Estimated total consideration	$178,000

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. In particular, direct transaction costs and deferred revenue may differ from Claimsnet’s estimate. The allocation of the purchase consideration based on management’s valuation of the assets acquired and liabilities acquired as of February 20, 2008 is presented below:

Cash	$3,711
Accounts receivable	24,520
Fixed assets	6,289
Accounts payable	(13,500)
Software	20,000
Goodwill	136,980

Total purchase price	$178,000

Claimsnet reviewed the recorded book values of Acceptius’s net assets acquired as of March 20, 2008 and believes the carrying amounts of these net assets acquired approximate their current fair values, except for fixed assets and software for which the current fair market value was estimated by management.

The fair value of the software was based on a valuation that considered, among other factors, the assessment of the age of the technology. The value of the software is being amortized over a seven year period. This is based on management’s assessment that the source code will remain relatively stable over this period, other than adding new functionalities and performance enhancements as market conditions dictate. During the final few years of this projection period, Claimsnet expects revenue growth attributable to the software to slow until it is eventually replaced by newer technology.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that Claimsnet determines that the value of goodwill has become impaired, Claimsnet will incur a charge for the amount of impairment at the time in which such determination is made.

3. Pro Forma Adjustments
The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2007. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2007.

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations are as follows:

(1) Adjustment to reflect cash consideration paid pursuant to the Purchase Agreement of $25,000 and $2,000 of cash not acquired.
(2) Adjustment to eliminate Acceptius’ accounts receivable of $63,000 not acquired and eliminate Acceptius/Claimsnet receivable/payable of $24,000 at December 31, 2007 related to transactions between the companies.
(3) Adjustment to eliminate Acceptius’ other current assets not acquired, principally rent deposit.
(4) Adjustment to reduce fixed assets acquired to estimated current market value of $6,000 and record software acquired at estimated current market value of $20,000.
(5) Adjustment to record goodwill generated by the Acquisition.
(6) Adjustment to eliminate Acceptius’ accounts payable of $32,000 not assumed and eliminate Acceptius/Claimsnet receivable/payable of $24,000 acquired and $5,000 of cash consideration to be paid to Acceptius within six months.
(7) Adjustment to eliminate Acceptius’ accrued liabilities of $194,000 not assumed, offset by direct transaction costs incurred but not yet paid.
(8) Adjustment to reflect stock issued pursuant to the Purchase Agreement and eliminate Acceptius’ stockholders deficit.
(9) Adjustment to eliminate revenue earned by Acceptius from Claimsnet.